   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 8, 1997

                                                      REGISTRATION NO. 333-29865
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 3
                                       TO
                                    FORM F-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                         PAGING NETWORK DO BRASIL S.A.

             (Exact name of registrant as specified in its charter)

                         PAGING NETWORK OF BRAZIL INC.

                (Translation of Registrant's name into English)

 THE FEDERATIVE REPUBLIC OF BRAZIL                    4841                             NOT APPLICABLE
  (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   incorporation or organization)         Classification Code Number)               Identification No.)

                            ------------------------

                           RUA ALEXANDRE DUMAS, 1,711
                             CHACARA SANTO ANTONIO
                          SAO PAULO, 04717-004, BRAZIL
                          (TELEPHONE: 55-11-538-3800)

            (Address and telephone number of registrants' principal
                               executive offices)

                             CT CORPORATION SYSTEM
                                 1633 BROADWAY
                               NEW YORK, NY 10019
                           (TELEPHONE: 212-664-1666)

           (Name, address and telephone number of agent for service)

                         ------------------------------

                                    COPY TO:

                            STEVEN J. GARTNER, ESQ.
                            Willkie Farr & Gallagher
                              One Citicorp Center
                              153 East 53rd Street
                            New York, New York 10022
                                 (212) 821-8000
                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                PROPOSED MAXIMUM       AMOUNT OF
       TITLE OF EACH CLASS OF              AMOUNT TO        PROPOSED MAXIMUM       AGGREGATE          REGISTRATION
     SECURITIES TO BE REGISTERED         BE REGISTERED       OFFERING PRICE      OFFERING PRICE          FEE(1)
13 1/2% Senior Notes due 2005........     $125,000,000            100%            $125,000,000         $37,878.79

(1) Previously paid.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    None.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

    **3.1  --Bylaws of Paging Network do Brasil S.A. (English Translation).

    **4.1  --Indenture dated as of June 1, 1997 between Paging Network do Brasil S.A. and The
             Chase Manhattan Bank, as Trustee (including exhibits).

    **4.2  --Form of Senior Note (included in Exhibit 4.1).

    **5.1  --Opinion of Xavier, Bernardes, Braganca, Sociedade de Advogados, Brazilian counsel to the Registrant, as to the legality of the Notes.

    **5.2  --Opinion of Willkie Farr & Gallagher, U.S. counsel to the Registrant, as to the legality of the Notes.

    **8.1  --Opinion of Willkie Farr & Gallagher, U.S. counsel to the Registrant, as to certain U.S. tax matters.

   **10.1  --Purchase Agreement dated as of May 30, 1997 among Paging Network do Brasil S.A.,
             Paging Brazil Holding Co., LLC and the Initial Purchasers.

   **10.2  --Notes Registration Rights Agreement dated as of June 6, 1997 among Paging Network do Brasil S.A. and the Initial Purchasers.

   **10.3  --Equity Registration Rights Agreement, dated as of June 6, 1997 among Paging
             Network do Brasil S.A., Paging Brazil Holding Co., LLC, Warburg, Pincus Ventures,
             L.P., Paging Network International N.V., IVP Paging (Cayman) L.P., Multiponto
             Telecomunicacoes Ltda., TVA Sistema Televisao S.A., the Initial Purchasers and
             Chase Mellon Shareholder Services.

   **10.4  --Escrow and Pledge Agreement, dated as of June 6, 1997 between Paging Network do
             Brasil S.A.and The Chase Manhattan Bank.

   **10.5  --Shareholders Agreement, dated as of December 11, 1996 among Paging Network do
             Brasil S.A., Warburg, Pincus Ventures, L.P., Paging Network International N.V.,
             IVP Paging (Cayman) L.P., Multiponto Telecomunicacoes Ltda. and TVA Sistema
             Televisao S.A.

   **10.6  --Shareholders Agreement Amendment No.1 and Waiver, dated as of March 10, 1997 among Paging Network do Brasil S.A., Warburg, Pincus Ventures, L.P., Paging
             Network International N.V., IVP Paging (Cayman) L.P., Multiponto Telecomunicacoes
             Ltda. and TVA Sistema Televisao S.A.

   **10.7  --Securities Subscription Agreement dated as of December 11, 1996 among Paging
             Network do Brasil S.A., Warburg, Pincus Ventures, L.P., Paging Network
             International N.V., IVP Paging (Cayman) L.P., Multiponto Telecomunicacoes Ltda.
             and TVA Sistema Televisao S.A.

   **10.8  --Registration Rights Agreement dated as of December 11, 1996 among Paging Network do Brasil S.A., Warburg, Pincus Ventures, L.P., Paging Network International
             N.V., IVP Paging (Cayman) L.P., Multiponto Telecomunicacoes Ltda., TVA Sistema
             Televisao S.A., Thomas C. Trynin and Marco A. Fregenal.

   **10.9  --Technical Services Agreement dated as of December 11, 1996 between Paging Network do Brasil S.A. and Paging Network, Inc.

  **10.10  --Operating Agreement and Other Covenants dated December 11, 1996 between Paging
             Network do Brasil S.A. and Multiponto Telecomunicacoes Ltda.

  **10.11  --Agreement of Promise of Assignment and Transfer of Permissions dated December 11,
             1996 between Paging Network do Brasil S.A. and Multiponto Telecomunicacoes Ltda.

  **10.12  --Operating Agreement and Other Covenants dated December 11, 1996 between Paging
             Network do Brasil S.A. and TVA Sistema Televisao S.A.

  **10.13  --Agreement of Promise of Assignment and Transfer of Permissions dated December 11,
             1996 between Paging Network do Brasil S.A. and TVA Sistema Televisao S.A.

  **10.14  --Operating Agreement and Other Covenants dated December 11, 1996 between Paging
             Network do Brasil S.A. and San Francisco Comunicacoes Ltda.

  **10.15  --Agreement of Promise of Assignment and Transfer of Permissions dated December 11,
             1996 between Paging Network do Brasil S.A and San Francisco Comunicacoes Ltda.

    *23.1  --Independent Auditors' Consent of Ernst & Young Auditores Independentes.

   **23.2  --Consent of Xavier, Bernardes, Braganca, Sociedade de Advogados (included in
             Exhibit 5.1).

   **23.3  --Consent of Willkie Farr & Gallagher (included in Exhibit 5.2).

   **25.1  --Statement of Eligibility and Qualification under Trust Indenture Act of 1939 of
             The Chase Manhattan Bank, as Trustee on Form T-1 (bound separately).

   **99.1  --Authorization of the Central Bank of Brazil authorizing the issuance of the Notes
             (English Translation).

   **99.2  --Form of Letter of Transmittal.

   **99.3  --Form of Notice of Guaranteed Delivery.

- ------------------------

*   Filed herewith.

**  Filed previously.

(b) Financial Statement Schedules:

    None.

ITEM 22. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

    The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to the reofferings by persons who may be deemed to be underwriters, in addition to the information called for by the other Items of the applicable form.

    The undersigned Registrant hereby undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) To file a post-effective amendment to the registration statement to include any financial statements required by Section210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sao Paulo, the Federative Republic of Brazil, on this 8th day of September, 1997.

                                PAGING NETWORK DO BRASIL S.A.

                                By:             /s/ THOMAS C. TRYNIN
                                     -----------------------------------------

                                     Name: Thomas C. Trynin
                                     Title: Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 8, 1997.

          SIGNATURE             TITLE

     /s/ THOMAS C. TRYNIN       Chief Executive Officer
- ------------------------------    and Director
       Thomas C. Trynin           (Principal Executive
                                  Officer)

     /s/ WILSON OLIVIERI        Chief Financial Officer
- ------------------------------    (Principal Financial
       Wilson Olivieri            Officer and
                                  Principal Accounting
                                  Officer)

 /s/ MARIA REGINA MANGABEIRA    Director
        ALBERNAZ LYNCH
- ------------------------------
   Maria Regina Mangabeira
        Albernaz Lynch

  /s/ HORACIO BERNARDES NETO    Director
- ------------------------------
    Horacio Bernardes Neto

      /s/ RENATO ABUCHAM        Director
- ------------------------------
        Renato Abucham

  /s/ HELENA DE ARAUJO LOPES    Director
            XAVIER
- ------------------------------
Helena de Araujo Lopes Xavier